SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): August 7, 2003

IGN ENTERTAINMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29121	94-3316902
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3240 Bayshore Boulevard, Brisbane, CA 94005

(Address of principal executive offices, including zip code)

(415) 508-2000

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On August 7, 2003, IGN Entertainment, Inc. announced its unaudited financial results for the three and six months ended June 30, 2003, including: (a) revenue for the three and six months ended June 30, 2003 of $3,679,000 and $7,033,000, respectively, (b) cost of revenue for the three and six months ended June 30, 3003 of $411,000 and $688,000, respectively, (c) total operating expenses for the three and six months ended June 30, 2003 of $4,157,000 and $7,801,000, respectively, (d) net loss for the three and six months ended June 30, 2003 of $883,000 and $1,445,000, respectively, and (e) net loss per share—basic and diluted for the three and six months ended June 30, 2003 of $0.39 and $0.65, respectively. In addition, the Company announced the following unaudited financial information as of June 30, 2003: (a) cash and cash equivalents of $2,404,000, (b) total current assets of $5,217,000, (c) total assets of $9,134,000, (d) total current liabilities of $4,038,000, (e) accrued restructuring charges, less current portion of $1,191,000, (f) deferred rent of $310,000, and (g) total stockholders’ equity of $3,595,000.

Item 7:    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit Number	Description

99.01	Press release dated August 7, 2003.*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of IGN Entertainment, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 12:    Results of Operations and Financial Condition

The information in this report and the exhibit attached hereto are being furnished pursuant to Item 12 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

On August 7, 2003, IGN Entertainment, Inc., a Delaware corporation, issued a press release announcing its financial results for the quarter ended June 30, 2003, a copy of which is attached hereto as Exhibit 99.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGN ENTERTAINMENT, INC.

By:	/s/ SEAN C. DEORSEY
Sean C. Deorsey Director of Finance & Administration/ Corporate Controller

Date: August 8, 2003

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.01	Press release dated August 7, 2003.*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of IGN Entertainment, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.